EXHIBIT 14.(a).2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the inclusion of our report relating to our examination of the financial statements of AlbaHealth LLC covering the balance sheets as of December 31, 2005 and 2004 and the related statements of income, members' equity and cash flows for the years ended December 31, 2005 and 2004, appearing in the annual report of TEFRON LTD. (parent company) on Form 20-F, which is to be filed with U.S. Securities and Exchange Commission and to the incorporation by reference of such report into the Registration Statement on Form F-3 (Registration No. 333-128847) and the Registration Statements on Form S-8 (Nos. 333-111932 and 333-139021) of TEFRON LTD.


                                                  /s/ McGladrey & Pullen, LLP
                                                  ---------------------------
                                                  Charlotte, North Carolina
                                                  March  27, 2007